Calculation of Filing Fee Tables
S-4
EQUITY BANCSHARES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $1.00 per share	Other	2,220,000		$ 117,262,793.00	0.0001381	$ 16,193.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 117,262,793.00		$ 16,193.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,193.99
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of the registrant's Class A common stock, par value $1.00 per share ("Equity common stock"), that may be issued in the merger described in the proxy statement/prospectus contained in the registration to which this Exhibit 107 is attached between Equity Bancshares, Inc. ("Equity") and Frontier Holdings, LLC ("Frontier"). This number is based on 2,220,000 shares of Equity common stock, which is the maximum number of shares to be issued pursuant to the Agreement and Plan of Reorganization, dated as of August 29, 2025, by and among Equity, Winston Merger Sub, Inc., and Frontier. (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is the product of $2,709.90 (the book value per unit of Frontier units on August 31, 2025, the latest practicable date prior to the date of filing the proxy statement/prospectus) and 43,272 (the maximum number of Frontier units that may be exchanged for the merger consideration).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
43,272	$ 2,709.90	$ 117,262,792.80			$ 117,262,792.80

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A